UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2025

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2025, Xilio Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the underwriter named therein (the “Underwriter”), relating to an underwritten public offering of pre-funded warrants (the “pre-funded warrants”) to purchase 66,676,000 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), Series A warrants to purchase 66,676,000 shares of common stock (the “Series A warrants”), Series B warrants to purchase 66,676,000 shares of common stock (the “Series B warrants”), and Series C warrants to purchase 66,676,000 shares of common stock (the “Series C warrants” and, together with the Series A warrants and Series B warrants, the “common stock warrants”). All of the pre-funded warrants and common stock warrants will be sold by the Company. The pre-funded warrants, Series A warrants, Series B warrants and Series C warrants are immediately separable and will be issued separately. Each pre-funded warrant is being offered and sold together with an accompanying Series A warrant, Series B warrant and Series C warrant at a combined offering price of $0.7499, which is equal to the combined offering price of the pre-funded warrants, Series A warrants, Series B warrants and Series C warrants, less the $0.0001 per share exercise price of the pre-funded warrants. Furthermore, to the extent that specified limitations described below restrict the exercise of the Series A warrants, Series B warrants and/or Series C warrants, a holder may choose, in lieu of receiving common stock upon exercise of such warrants, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have received upon the exercise of its Series A warrants, Series B warrants and/or Series C warrants; provided, however that the applicable exercise price shall instead be the exercise price less $0.0001 per share, and the resulting issued pre-funded warrant shall have an exercise price of $0.0001 per share.

The Company estimates that it will receive net proceeds from the offering of approximately $46.6 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding the proceeds, if any, from the exercise of the common stock warrants issued in the offering. The pre-funded warrants and Series A warrants may be exercised for cash or on a net exercise or “cashless” basis, and the Series B warrants and Series C warrants may be exercised for cash or on a net exercise or “cashless” basis provided there is no effective registration statement or prospectus available which covers the Series B warrants and Series C warrants and shares of common stock issuable upon exercise of the Series B warrants and Series C warrants. There can be no assurance that any of the warrants will be exercised for cash or at all, and it is possible that the common stock warrants may expire without being exercised. If all of the Series B warrants and the Series C warrants sold in this offering were to be exercised in cash at their exercise price, the Company would receive additional gross proceeds of approximately $100.0 million.

The pre-funded warrants and the common stock warrants will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, as amended on May 6, 2025, and declared effective by the SEC on May 8, 2025 (File No. 333-285703). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on or about June 5, 2025, subject to the satisfaction of customary closing conditions.

The exercisability of the pre-funded warrants and common stock warrants is subject to limitations on exercise. Specifically, the pre-funded warrants and common stock warrants are subject to a limitation on exercisability prior to the Company’s stockholders’ approval of an increase in the number of authorized shares of the Company’s common stock and the Company’s filing of an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect such increase, to the extent the issuance of the shares underlying such warrants would exceed the Company’s available authorized shares. In addition, a holder will be prohibited from exercising any portion of any warrant if immediately prior to or following such exercise such holder (together with its affiliates) would beneficially own more than 4.99% (or up to 19.99% at the election of the holder) of the Company’s issued and outstanding common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder of any warrant may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to the Company.

At the Company’s sole discretion, each Series B warrant and Series C warrant, as well as the shares of common stock underlying each such Series B warrant and Series C warrant, shall be subject to offset and cancellation on a dollar-for-dollar basis (applied ratably amongst all warrants of the same class) against the amount of non-dilutive capital received by the Company between the date of issuance and December 1, 2026, without any compensation paid to such holder. Non-dilutive capital consists of (i) milestone payments and option fees received by the Company pursuant to any collaboration, license or similar agreement entered into prior to the date of issuance of the warrant; (ii) upfront payments, milestone payments and option fees received by the Company pursuant to any collaboration, license or similar agreement entered into after the date of issuance; and (iii) net proceeds received by the Company pursuant to any equity issuance (subject to certain specified exceptions) after the date of issuance where the purchase price per share is above $1.50; provided, however, that that for purposes of clauses (i) and (ii) above, (A) the non-dilutive capital described shall not include any amounts received by the Company for the reimbursement of expenses or amounts intended to fund future development expenses (for example, payments intended to fund future clinical trial expenses), as reasonably determined by the Company and (B) the aggregate amount of non-dilutive capital received after the date of issuance of the warrants must be equal to at least $20 million before the offset and cancellation can be triggered.

In addition, the Company has agreed that any future equity issuance (subject to certain specified exceptions) occurring between the date of issuance of the warrants and the earlier of (i) December 1, 2026, or (ii) the expiration or exercise of all of the Series B warrants and Series C warrants issued upon the closing of the offering, shall be subject to a minimum purchase price of $1.50 per share; provided, however, that such minimum purchase price may be waived with prior approval of holders of a majority of the then-outstanding Series B warrants and Series C warrants issued upon the closing of the offering, voting together as a single series; provided, further, that if a majority of the pre-funded warrants issued upon the closing of the offering are exercised prior to December 1, 2025, such minimum purchase price shall be reduced to $1.00 per share.

Each Series A warrant will be exercisable on the earlier of (i) December 1, 2025 and (ii) the trading day immediately following a period of five consecutive trading days on which the closing sale price of the Company’s common stock is a minimum of $1.50 per share for one share of common stock and will have an exercise price of $0.75 per share of common stock. In addition, each Series A warrant will expire upon the earlier of (i) June 5, 2030 or (ii) immediately upon the exercise of the corresponding pre-funded warrant held by a holder in proportion to the extent that such corresponding pre-funded warrant is exercised prior to December 1, 2025; provided that this term will no longer apply to the Series A warrants beginning on the first trading day immediately following a period of five consecutive trading days on which the closing sale price of the Company’s common stock is a minimum of $1.50 per share for one share of common stock. Furthermore, as described above, to the extent that specified limitations restrict the exercise of the Series A warrants, the holder may choose, in lieu of receiving common stock upon exercise of a Series A warrant, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have received upon the exercise of its Series A warrants; provided, however that the applicable exercise price shall instead be the exercise price less $0.0001 per share, and the resulting issued pre-funded warrant shall have an exercise price of $0.0001 per share.

Each Series B warrant will be exercisable on or after November 1, 2025, with an exercise price of $0.75 per share of common stock, and will expire on December 2, 2025, provided that if the closing sale price of the Company’s common stock is below the exercise price on such date, the exercise price will reset to the closing sale price on December 1, 2025 and the expiration time will be extended to December 31, 2025. In addition, if the Company’s stockholders do not approve an increase in the number of authorized shares of the Company’s common stock by October 31, 2025, the expiration time will be extended to the date that is 30 days following the date of such stockholder approval. If a warrant holder seeks to exercise the Series B warrant and the Company is unable to honor such exercise due to having insufficient available authorized shares, then in lieu of delivering the warrant shares due on such exercise, the Company shall instead settle the exercise in cash by paying a cash amount equal to the fair value of the undelivered warrant shares (determined based on the value of the common stock at the closing sale price on the date of exercise) (net of the applicable exercise price), provided, however that this provision shall terminate if and upon approval of the stockholder resolution described above. Furthermore, as described above, to the extent that specified limitations restrict the exercise of the Series B warrants, the holder may choose, in lieu of receiving common stock upon exercise of a Series B warrant, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have received upon the exercise of its Series B warrants; provided, however that the applicable exercise price shall instead be the exercise price less $0.0001 per share, and the resulting issued pre-funded warrant shall have an exercise price of $0.0001 per share.

Each Series C warrant will be exercisable on or after June 1, 2026, with an exercise price of $0.75 per share of common stock, and will expire on the earlier of (i) December 2, 2026 and (ii) the expiration time of the Series B warrant held by a holder in proportion to the extent that the corresponding Series B warrant expires without being exercised. In addition, if the closing sale price of the Company’s common stock is below the exercise price on December 2, 2026, the exercise price will reset to the closing sale price on December 1, 2026 and the expiration time will be extended to December 31, 2026. Furthermore, as described above, to the extent that specified limitations restrict the exercise of the Series C warrants, the holder may choose, in lieu of receiving common stock upon exercise of a Series C warrant, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have received upon the exercise of its Series C warrants; provided, however that the applicable exercise price shall instead be the exercise price less $0.0001 per share, and the resulting issued pre-funded warrant shall have an exercise price of $0.0001 per share.

The exercise price of the pre-funded warrants and the common stock warrants and the number of shares of the Company’s common stock issuable upon exercise of the pre-funded warrants and common stock warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, as well as upon certain pro rata distributions to the Company’s stockholders for no consideration. The exercise price of the pre-funded warrants and the common stock warrants will not be adjusted below the par value of the Company’s common stock.

In the event of certain fundamental transactions, each holder of the pre-funded warrants and the common stock warrants has the right to receive, upon exercise of such warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock underlying such holder’s warrant without regard to any limitations on exercise contained in such holder’s warrant. In addition, the holders of Series A warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the unexercised portion of such holder’s Series A warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing descriptions of the terms of the Underwriting Agreement, the pre-funded warrants and the common stock warrants do not purport to be complete and each is qualified in its entirety by reference to the Underwriting Agreement, the form of pre-funded warrant and the form of common stock warrant, respectively, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto and incorporated by reference herein.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the pre-funded warrants, the common stock warrants and the shares of common stock underlying the pre-funded warrants and the common stock warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

The full text of the press release announcing the pricing of the underwritten public offering on June 2, 2025 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events.

Cash Runway

Based on the Company’s current plans, the Company estimates that the Company’s existing cash and cash equivalents, together with the $46.6 million net proceeds from the underwritten public offering, but excluding any potential payments under the Company’s existing collaboration and partnership agreements with AbbVie Group Holdings Limited and Gilead Sciences, Inc., will enable the Company to fund its operating expenses and capital expenditure requirements through the end of the third quarter of 2026. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could exhaust its available capital resources sooner than it anticipates.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the satisfaction of customary closing conditions relating to the underwritten public offering, the expected closing of the underwritten public offering and the Company’s anticipated cash runway. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the underwritten public offering and the impact of general economic, industry or political conditions in the United States or internationally. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q, the Company’s prospectus supplement filed with the SEC on June 2, 2025 and any other filings that the Company has made or may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2025, by and between Xilio Therapeutics, Inc. and Leerink Partners LLC, as representative of the underwriter named therein

4.1	Form of Pre-Funded Warrant Agreement

4.2	Form of Series A, Series B and Series C Warrant Agreement

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued by Xilio Therapeutics, Inc. on June 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: June 3, 2025	By:	/s/ Caroline Hensley
Caroline Hensley
Chief Legal Officer